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                                                            EXHIBIT NO. 99.8(b)

                         MASSACHUSETTS INVESTORS TRUST
               500 Boylston Street o Boston o Massachusetts 02116

                                                      As of April 1, 2003

MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

         This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

         Please indicate your acceptance of the foregoing by signing below.

                                                 Sincerely,

                                                 MASSACHUSETTS INVESTORS TRUST


                                                 By: RICHARD M. HISEY
                                                     --------------------------
                                                     Richard M. Hisey
                                                     Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.


By: ROBERT J. WHELAN
    -----------------------------
    Robert J. Whelan
    Treasurer
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                                                            ATTACHMENT 1
                                                            As of April 1, 2003

                          EXHIBIT B TO THE SHAREHOLDER
                       SERVICING AGENT AGREEMENT BETWEEN
                       MFS SERVICE CENTER, INC. ("MFSC")
                 AND MASSACHUSETTS INVESTORS TRUST (the "Fund")

The fees to be paid by the Fund on behalf of its series with respect to all shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be 0.11% of the average daily net assets of the Fund, subject to applicable performance-related adjustments.